UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2007

SOUND WORLDWIDE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52116	20-5153419
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Superluck Industrial Centre Flat K, 13/F (Phase 2) 57 Sha Tsui Road, Tsuen Wan, N.T. Hong Kong, China		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (852) 2414-1831

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

As previously reported, on October 25, 2007 (the “Transaction Date”), Sound Worldwide Limited, a corporation formed in the British Virgins Island (“SWL”), consummated a reverse merger with Freedom 3, Inc., a Delaware shell company (“Freedom”), through a share exchange pursuant to which SWL became a wholly-owned subsidiary of Freedom (the “Merger”). On October 25, 2007, Freedom changed its name to Sound Worldwide Holdings, Inc. (“SWW” or the “Company”).

Prior the transactions described above, Freedom was a shell company with no operations and nominal assets. The Company conducts all of its business and operations through its wholly-owned subsidiary, SWW its subsidiaries: Best Allied Industrial Limited and Asian Point Investment Limited.

The following summarizes the organizational history and location of SWWS subsidiaries:

•	Sound Worldwide Limited was formed in July 1999 and it currently is the holding company for Asian Point Investment Limited and Best Allied Industrial Limited.
•	Best Allied Industrial Limited, which has its production based in the Kwun Tong District of Hong Kong, was formed in April 1997.
•	Asian Point Investment Limited, which has owns Heyuan Yuenya Weaving Factory in Heyuan, Guangdong Province was registered in June 1999.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers:

On November 14, 2007, Roger K.W. Fan resigned from his position of the President of the Company, effective immediately. Mr. Fan has retained his positions as the Company’s Chief Executive Officer and Chairman of the Board of Directors, and will be serving the Company in those capacities going forward.

Appointment of Certain Officers:

On November 14, 2007 (the “Effective Date”), the Company’s Board of Directors appointed the following persons to serve as executive officers of the Company, effectively immediately

Person:	Age:	Position:
Ivy Sui Kuen Lam	50	President & Chief Operating Officer, Director
Roger Kwok Wing Fan	47	Chief Executive Officer, Chairman
Tony Ka Kin Chui	53	Chief Financial Officer
Mei Ling Szeto	45	Secretary

Ivy Sui Kuen Lam - President, Chief Operating Officer and Director

Ms. Ivy S. K. Lam has been serving as the Chief Operation Officer and Director of the Company since the Effective Date and of SWL since February 2007. From 2004 to January 31, 2007 she served as Vice President of Sound Worldwide Ltd. Ms. Lam began her employment in the garment industry in 1975. Ms. Lam is the founder of Best Allied.

Ms. Lam, a Director of the Company, does not serve as an Executive Officer of Director for any other company.

Roger Kwok Wing Fan - Chief Executive Officer and Chairman of the Board

Mr. Roger K. W. Fan has been serving as the Chief Executive Officer and Chairman of the Company since the Effective Date. From the Transaction Date to the Effective Date, Mr. Fan also served as the President of the Company. Mr. Fan has been serving as the Chief Executive Officer and Chairman of SWL since its inception in July 1999. Since 1997, Mr. Fan has been serving as the Chairman of Asian Point. Mr. Fan has over 20 years of experience in textile industry, starting with his family’s textile manufacturing company, Yin Kee Weaving Factory.

Mr. Fan, Chairman of the Board of the Company, also serves as a Director Yin Kee Weaving Factory Ltd.

Tony Ka Kin Chui - Chief Financial Officer

Mr. Chui has been serving as the Chief Financial Officer of the Company since the Effective Date and of SWL since its inception in July 1999. From 1984 to 1987 Mr. Chui served as the Accounts Executive of China Dyeing Works Ltd. From 1987 to 1991 Mr. Chui served as the Factory Manager of Tak Po Printing Factory Ltd. From 1991 to 1999 Mr. Chui served as the Sales Manager of Deep Success Industrial Ltd. At each of the Companies, Mr. Chui assisted the company with financial controls and accounting aspects in textile manufacturing and trading sector.

Mei Ling Szeto - Secretary

Miss Szeto has over 20 years of experience in textile industry during her employment with Po Lung Garment Manufacturing Ltd., from 1981 to 1983 as Secretary. From 1983 to 199l served as Secretary of Telly Weaving & Dyeing Factory Ltd., From 1992 to 2000 served as Secretary of Yin Kee Weaving Factory Ltd., and from 2000 to now as Director of Yin Kee Weaving Factory Ltd. From 1997 to now as Director of Asian Point Investment Ltd.

Compensatory Agreements:

At the present time, there is no material compensatory plan, contract or arrangement (whether or not written), of the Company as to which any of the executive officers named herein participates or is a party. The Company has not paid any salary, bonus or other compensation to its officers and directors since its inception.

The Company presently has no compensation arrangements with any of its officers and directors.

Family Relationships amongst Directors and Officers:

Mei Ling Szeto, the Company’s Secretary, is the spouse of Roger Kwok Wing Fan, the Company’s Chief Executive Officer and Chairman of the Board.

Transactions with Related Persons, Promoters and Certain Control Persons:

The Company paid management consultancy services fees of $46,268 and $113,308 in 2007 and 2006, respectively, to Yin Kee Weaving Factory Ltd. owned and operated Mr. Roger K. W. Fan, our Chief Executive Officer, President and Chairman, and his family. The amounts are interest free and have no fixed date of payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND WORLDWIDE HOLDINGS, INC.

Date: December 4, 2007	By:	/s/ IVY SIU KUEN LAM
Ivy Siu Kuen Lam
President, Chief Operating Officer